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                                                                   Exhibit 23(A)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CompuDyne Corporation on Form S-4 of our report dated February 12, 2002, relating to the consolidated financial statements of CompuDyne Corporation, appearing in the Current Report on Form 8-K of CompuDyne Corporation dated March 25, 2002 and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
McLean, Virginia
March 25, 2002